      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1998
                                                     REGISTRATION NO. 333-
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             DELTA AIR LINES, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                     58-0218548
     (State or Other Jurisdiction                        (I.R.S. Employer
  Of Incorporation or Organization)                   Identification Number)

                    HARTSFIELD ATLANTA INTERNATIONAL AIRPORT
                             ATLANTA, GEORGIA 30320
                                 (404) 715-2600
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ---------------------

                          COPIES OF CORRESPONDENCE TO:

         ROBERT S. HARKEY, ESQ.                         JEFFREY M. STEIN, ESQ.
        SENIOR VICE PRESIDENT --                            KING & SPALDING
       GENERAL COUNSEL & SECRETARY                       191 PEACHTREE STREET
          DELTA AIR LINES, INC.                       ATLANTA, GEORGIA 30303-1763
           HARTSFIELD ATLANTA                               (404) 572-4729
          INTERNATIONAL AIRPORT
         ATLANTA, GEORGIA 30320
             (404) 715-2387
 (Name, Address, Including Zip Code, and
                 Telephone
Number, Including Area Code, of Agent For
                 Service)

                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.
                             ---------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
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                                                                     PROPOSED MAXIMUM             AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE           AGGREGATE OFFERING           REGISTRATION
          TO BE REGISTERED                    REGISTERED                 PRICE(1)                 FEE(2)(3)
-------------------------------------------------------------------------------------------------------------------
Debt Securities and Pass Through
  Certificates.......................       $1,500,000,000            $1,500,000,000               $442,500
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act. If any Debt Securities or Pass Through Certificates are issued at a discount, such greater amount as shall result in an aggregate initial offering price of $1,500,000,000. If any Debt Securities or Pass Through Certificates are issued in a currency or composite currency other than U.S. dollars, such different amount as shall result in an aggregate initial offering price of U.S. $1,500,000,000.
(2) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.
(3) Pursuant to Rule 429, the Prospectuses filed as part of this Registration Statement also relate to the remaining unsold $3,600,000 principal amount of Debt Securities, and the remaining unsold $80,281,000 principal amount of Equipment Trust Certificates and Pass Through Certificates, previously registered under Form S-3 Registration Statement (File No. 33-50175). A filing fee of $26,213 was paid with respect to these securities.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two separate forms of prospectuses to be used in connection with offerings of Debt Securities and Pass Through Certificates, respectively.

                   SUBJECT TO COMPLETION, DATED JULY 7, 1998

PROSPECTUS

                             DELTA AIR LINES, INC.

                                DEBT SECURITIES

                             ---------------------

     This Prospectus relates to the issuance of unsecured debt securities and other evidences of indebtedness ("Debt Securities") by Delta Air Lines, Inc. ("Delta" or the "Company").

ISSUANCE OF DEBT SECURITIES:

- Series may be periodically offered;

- Series may be denominated in U.S. dollars or other currencies or currency units;

- Prices and terms will be determined at the time of sale; and

- The total aggregate principal amount (or, in the case of Debt Securities issued at a discount, initial offering price) will not exceed US $1,583,881,000 (or the equivalent in foreign currencies or currency units).

FORMS THAT DEBT SECURITIES MAY TAKE:

- Registered form;

- Bearer form; or

- Global form.

     This Prospectus is accompanied by a Prospectus Supplement which includes additional information as to a particular series of Debt Securities. Sales of Debt Securities may not be consummated without both this Prospectus and a Prospectus Supplement.

                INFORMATION FOUND IN THE PROSPECTUS SUPPLEMENT:

- Aggregate principal amount of the series of Debt Securities
- Denominations
- Maturity
- Interest rate
- Time of interest payments
- Any terms for redemption
- Any terms for sinking fund payments
- Any listing on a national securities exchange
- Initial public offering price
- Names of any underwriters or agents
- Terms of any underwriting arrangements
- Amounts to be purchased by underwriters or agents
- Compensation of underwriters or agents

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

                                           , 1998

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any documents we file at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this Prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") until we sell all the Debt Securities. This Prospectus is part of a registration statement we filed with the SEC.

- Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

- Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998; and

- Current Report on Form 8-K dated April 30, 1998.

     You may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this Prospectus), at no cost, by writing or telephoning us at the following address:

         Delta Air Lines, Inc.
         Investor Relations Department (Dept. No. 829)
         P.O. Box 20706
         Atlanta, Georgia 30320
         (404) 715-2600

     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Debt Securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

     Delta is a major airline engaged in domestic and foreign air transportation. We are one of the largest air carriers of passengers, property and mail in the United States. We provide scheduled air transportation over a network of routes throughout the United States, and between the United States and other countries in North America, Europe, the Middle East and Asia. We operate hubs at Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate an international gateway at New York's Kennedy Airport and a Pacific gateway in Portland, Oregon.

     Delta is incorporated under the laws of the State of Delaware. Our principal executive offices are located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600.

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds to the Company from the sale of the Debt Securities offered hereby will be available for general corporate purposes, including, but not limited to, repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. For purposes of computing the ratio of earnings to fixed charges, "earnings" represents net income plus the provision for income taxes (prior to any amortization of investment tax credit) and fixed charges, excluding capitalized interest and interest and interest offset on the Guaranteed Serial ESOP Notes. "Fixed charges" represents gross interest (which includes gross interest on the Guaranteed Serial ESOP Notes and capitalized interest) plus one-third of rentals (except for the nine months ended March 31, 1998 where one half of the rentals were added into "Fixed Charges"), which is considered representative of the interest factor.

                                   NINE MONTHS ENDED
      YEAR ENDED JUNE 30,              MARCH 31,
--------------------------------   -----------------
1993   1994   1995   1996   1997    1997      1998
----   ----   ----   ----   ----   -------   -------
(1 )    (1)   1.69   1.43   3.05    3.29      3.06

(1) Earnings for the fiscal years ended June 30, 1993 and 1994 were inadequate to cover fixed charges. Additional earnings of $728.0 million for the fiscal year ended June 30, 1993 and $707.0 million for the fiscal year ended June 30, 1994 would have been necessary to bring the ratio to 1.0 in the respective periods.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued under an Indenture, dated as of May 1, 1991 (the "Indenture"), between the Company and The Bank of New York, successor to The Citizens and Southern National Bank of Florida, as Trustee (the "Trustee"), a copy of which is incorporated by reference as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections or Articles or defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

     The term "Securities," as used under this caption, refers to all securities issued under the Indenture and includes the Debt Securities.

     The Securities may be issued from time to time in one or more series. The particular terms of each series of Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

     All references to the Securities or Debt Securities under this caption refer to Securities or Debt Securities issued in fully registered form without coupons. However, the Indenture permits the issuance of Securities in bearer form with or without coupons attached. If any of the Securities are issued in bearer form, the Prospectus Supplement relating to such Securities in bearer form will describe the terms and provisions of, and the tax considerations relating to, such Securities in bearer form.

GENERAL

     The Indenture does not limit the aggregate amount of Securities which may be issued thereunder, and Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities ("Offered Securities") in respect of which this Prospectus is being delivered: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) whether the Offered Securities are to be issuable in registered form or bearer form, or both; (4) whether any of the Offered Securities are to be issuable in whole or in part initially in temporary global form and whether any of the Offered Securities are to be issuable in permanent global form and, if so, the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Securities represented thereby; (5) the person to whom any interest on any Offered Security of the series shall be payable if other than the person in whose name the Security is registered on the Regular Record Date; (6) the date or dates on which the Offered Securities will mature; (7) the rate or rates at which the Offered Securities will bear interest, if any; (8) the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest on the Offered Securities will be payable and the Regular Record Date for any Interest Payment Date; (9) each office or agency where the principal of, or premium, if any, and interest on the Offered Securities will be payable and each office or agency where the Offered Securities may be presented for registration of transfer or exchange; (10) the period or periods within which, the events upon the occurrence of which, and the price or prices at which, the Offered Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto; (11) the obligation of the Company, if any, to redeem or repurchase the Securities at the option of the Holders; (12) the denominations in which any Offered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (13) the currency or currencies, including composite currencies, of payment of principal of and any premium and interest on the Offered Securities if other than U.S. dollars and whether the Company or the Holders may elect to receive payments in respect of the Securities in a coin or currency other than that in which the Securities are stated to be payable; (14) any index or formula used to determine the amount of payments of principal of and any premium and interest on the Offered Securities; (15) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities of the series which will be payable upon declaration of the acceleration of the Maturity thereof; (16) any Events of Default with respect to the Securities of such series, if not otherwise set forth under "Events of Default"; (17) the applicability of the provisions described under "Defeasance"; and (18) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture (Section 301).

     Securities may be issued at a discount from their principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of, premium, if any, and interest on any series of Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness by the Company. Further, unless otherwise indicated in the Prospectus Supplement, the Debt Securities will not have the benefit of any covenants that afford Holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect Holders of Debt Securities.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest on the Securities will be payable, and the exchange of and the transfer of Securities will be registerable, at the office or agency of the Company in the City of Atlanta, Georgia maintained for such purpose and at any other office or agency maintained for such purpose, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears on the Security Register. (Sections 301, 305 and 1002) Unless otherwise indicated in the applicable Prospectus Supplement, the Securities will be issued in denominations of $1,000 or integral multiples thereof. (Section 302) No service charge will be made for any registration or transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

     All monies paid by the Company to a Paying Agent for the payment of principal of, premium, if any, or interest on any Security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to the Company and thereafter the Holder of such Security may look only to the Company for payment thereof. (Section 1003)

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Sections 204 and 305)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Securities or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominees for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. (Sections 204 and 305) Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Indenture provides that the Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. (Section 104) The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of, premium, if any, and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due, continued for five Business Days; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, continued for five Business Days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) a default under any evidence of indebtedness for money borrowed by the Company or a Restricted Subsidiary (including a default with respect to Debt Securities of any other series) or under any instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Restricted Subsidiary (including the Indenture), whether such indebtedness exists as of the date of the Indenture or is thereafter created, which default (i) results from the failure by the Company or any Restricted Subsidiary to pay the principal amount due upon the final stated maturity of such indebtedness in an amount in excess of $75 million after the expiration of any applicable grace period, or (ii) results in the acceleration of such indebtedness in an amount in excess of $75 million, in either case, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days, after written notice to the Company by the Trustee or by the Holders of at least 25% in principal amount of the Outstanding Securities of such series as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501) If an Event of Default with respect to Outstanding Debt Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series or such specified amount to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502) For information as to waiver of defaults, see "Modification and Waiver" below.

     "Subsidiary" is defined to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. "Restricted Subsidiary" is defined to mean any Subsidiary substantially all of the property and operations of which are located in the United States and which owns a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company. "Principal Property" is defined to include any aircraft, and any aircraft engine installed in any aircraft, that has 75 or more passenger seats, whether now owned or hereafter acquired by the Company or any Restricted Subsidiary. (Section 101).

     The Indenture provides that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Sections 601 and 603) Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

     No holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity to the Trustee, to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of, or premium, if any, or interest on such Security on or after the applicable due date specified in such Security. (Section 508)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. (Section 1004) The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any series of the default (except in the case of a default in the payment of the principal of, premium, if any, or interest on any Debt Securities of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series) if the Trustee considers it in the interest of the Holders of the Debt Securities to do so. (Section 602)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:
(a) change the Stated Maturity of
the principal of, or any installment of principal of, or interest on, any Debt Security; (b) (unless otherwise provided in the applicable Prospectus Supplement) reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (d) change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain covenants of the Indenture. (Section
1006) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513)

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of any Holders of Outstanding Debt Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, the Company, provided (a) that the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a Person organized and existing under the laws of any United States jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indenture, (b) that after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) that certain other conditions are met. (Article Eight)

DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, and to maintain paying agents and hold moneys for payment in trust) or (ii) need not comply with any covenants that are specified in a Prospectus Supplement, and the occurrence of an event described under clause (d) with respect to any defeased covenant and clause (e) of the "Events of Default" shall no longer be an Event of Default if, in each case, the Company deposits with the Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit, (b) in the event of a defeasance of the type described in clause (i) above, no Event of Default described under clause (f) of "Events of Default" above or event which with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause

(f) shall have occurred and be continuing at any time during the period ending on the 91st day following such date of deposit, and (c) the Company shall have delivered an Opinion of Counsel to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred.

     In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments. (Article Thirteen)

GOVERNING LAW

     The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

REGARDING THE TRUSTEE

     The Trustee and certain of its affiliates are the trustees under a number of other indentures qualified under the Trust Indenture Act of 1939, as amended (the "Indenture Act"), in respect of which the Company is the obligor with respect to certain unsecured debt securities and are the trustees under a number of indentures qualified under the Indenture Act in respect of which the Company is the lessee of the equipment that constitutes the collateral for the debt obligations issued pursuant to such indentures. Affiliates of the Trustee are also the trustees under one or more indentures with the Company that have not been qualified under the Indenture Act. Upon the occurrence of an Event of Default, or any event of default under such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Securities for purposes of the Indenture Act and, accordingly, may be required to resign as Trustee under the Indenture.

     The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign. (Section 608)

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters and also may sell Debt Securities directly to other purchasers or through agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Securities is not at the time of delivery prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable Prospectus Supplement, Delta does not intend to apply for the listing of any Debt Securities on a national securities exchange. If any Debt Securities are sold to or through underwriters, dealers or agents, the underwriters, dealers or agents may make a market in such Debt Securities, as permitted by applicable laws and regulations. No underwriter, dealer or agent would be obligated, however, to make a market in such Debt Securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriter, dealer or agent. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, such Debt Securities.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Company in the ordinary course of business.

                        VALIDITY OF THE DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities offered hereby will be passed upon for the Company by King & Spalding, Atlanta, Georgia, and for any agents, dealers or underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for postemployment benefits effective July 1, 1994 as discussed in Note 10 to the consolidated financial statements.

             ======================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
                 PROSPECTUS
Where You Can Find More Information...    2
The Company...........................    3
Use of Proceeds.......................    3
Ratio of Earnings to Fixed Charges....    3
Description of Debt Securities........    3
Plan of Distribution..................    9
Validity of the Debt Securities.......   10
Experts...............................   10

             ======================================================
             ======================================================
                                 $1,583,881,000

                             DELTA AIR LINES, INC.

                                DEBT SECURITIES
                             ---------------------

                                   PROSPECTUS
                             ---------------------
                                            , 1998
             ======================================================

                   SUBJECT TO COMPLETION, DATED JULY 7, 1998
PROSPECTUS

                             DELTA AIR LINES, INC.

                           PASS THROUGH CERTIFICATES
                             ---------------------

    This Prospectus relates to the issuance of Pass Through Certificates (the "Certificates") by one or more Pass Through Trusts (each, a "Trust") to be formed by Delta Air Lines, Inc. ("Delta" or the "Company").

THE CERTIFICATES --

    - Will be issued in one or more series with distribution rates and distribution dates specified in the Prospectus Supplement;
    - Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, Delta;
    - May have one or more forms of liquidity enhancement;
    - Will be issued in registered form;
    - May be issued in accordance with a book-entry system; and
    - Will have an aggregate public offering price of up to $1,583,881,000.

EACH PASS THROUGH TRUST --

    - Will issue one or more series of Certificates;
    - Will use the proceeds of each series of Certificates to purchase Equipment Notes of one or more series, each with an interest rate equal to the rate on that series of Certificates and with a maturity date on or prior to the final distribution date for that series of Certificates; and
    - Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES --

    - Will be issued in series.
    - Will be issued either
       - on a non-recourse basis in connection with aircraft sale/leaseback transactions to finance or refinance a portion of the cost of aircraft or to raise funds for general corporate purposes (such aircraft referred to as "Leased Aircraft") -- in which case the amounts due from Delta under the relevant lease will be sufficient to make all payments required under the related Equipment Notes; or
       - with recourse to Delta either to finance or refinance all or a portion of the cost of aircraft owned by Delta ("Owned Aircraft") or to raise funds for general corporate purposes.
      These two types of Equipment Notes are referred to as Leased Aircraft Notes and Owned Aircraft Notes. The Leased Aircraft Notes will not be obligations of, or guaranteed by, Delta. The Owned Aircraft Notes will be general obligations of Delta.
    - Will be secured by the aircraft specified in the Prospectus Supplement and, in the case of any Leased Aircraft, by the interest of the lessor in that lease.

    This Prospectus is accompanied by a Prospectus Supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this Prospectus and a Prospectus Supplement.

                INFORMATION FOUND IN THE PROSPECTUS SUPPLEMENT:

- Aggregate principal amount of each series of Certificates
- Denominations
- Distribution dates and distribution rates on Certificates
- Ranking of the Certificates in terms of priority of payment
- Equipment Notes to be purchased
- Interest rate and payment dates on Equipment Notes
- Description of the related aircraft
- Any related lease or financing arrangements

- Initial public offering price
- Any listing on a national securities exchange
- Names of any underwriters or agents
- Terms of any underwriting arrangements
- Amounts to be purchased by underwriters or agents
- Compensation of underwriters or agents

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

                                          , 1998

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any documents we file at the SEC's public reference room 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this Prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") until we sell all the Certificates. This Prospectus is part of a registration statement we filed with the SEC.

- Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

- Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998; and

- Current Report on Form 8-K dated April 30, 1998.

     You may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this Prospectus), at no cost, by writing or telephoning us at the following address:

         Delta Air Lines, Inc.
         Investor Relations Department (Dept. No. 829)
         P.O. Box 20706
         Atlanta, Georgia 30320
         (404) 715-2600

     You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Certificates in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

                                  THE COMPANY

     Delta is a major airline engaged in domestic and foreign air transportation. We are one of the largest air carriers of passengers, property and mail in the United States. We provide scheduled air transportation over a network of routes throughout the United States, and between the United States and other countries in North America, Europe, the Middle East and Asia. We operate hubs in Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate an international gateway at New York's Kennedy Airport and a Pacific gateway in Portland, Oregon.

     Delta is incorporated under the laws of the State of Delaware. Our principal executive offices are located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600.

                       GENERAL OUTLINE OF TRUST STRUCTURE

     A separate Trust will be formed for each series of Certificates to be offered pursuant to a Pass Through Trust Agreement (the "Basic Agreement") and one or more supplements thereto (each, a "Trust Supplement") between Delta and the trustee named therein (the "Trustee"), as trustee under each Trust. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more purchase or refunding agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more equipment notes ("Equipment Notes") relating to one or more of the Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of each Trust, will purchase Equipment Notes of one or more series such that the Equipment Notes that constitute the property of such Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Trust) and identical priority of payment relative to each of the other Equipment Notes issued under the Related Indentures (as defined below). The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of the Certificates" and "Description of the Equipment Notes".

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the Certificates will be issued in order to
(a) finance or refinance the debt portion and, in certain cases, refinance some of the equity portion of one or more separate leveraged lease transactions entered into by Delta, as lessee, with respect to the Leased Aircraft, as described in the applicable Prospectus Supplement, (b) finance or refinance the aggregate principal amount of debt to be issued, or the purchase of the aggregate principal amount of the debt previously issued, by Delta in respect of the Owned Aircraft as described in the applicable Prospectus Supplement or (c) provide Delta with proceeds that it may use for general corporate purposes. Except as otherwise provided in the applicable Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts (a) to purchase Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance (as specified in the applicable Prospectus Supplement) the related Leased Aircraft, and (b) to purchase Owned Aircraft Notes issued by Delta to (i) finance or refinance (as specified in the applicable Prospectus Supplement) the related Owned Aircraft, or (ii) provide Delta with proceeds that it may use for general corporate purposes. Such general corporate purposes of Delta include, but are not limited to, repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions. To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of such Certificates, such proceeds will be held for the benefit of the holders of such Certificates. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates. See "Description of Certificates -- Delayed Purchase of Equipment Notes".

     The Leased Aircraft Notes will be issued under separate trust indentures (the "Leased Aircraft Indentures") between a bank, trust company or other institution specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"), and an institution specified in the related Prospectus Supplement acting, not in its individual capacity, but solely as owner trustee (an "Owner Trustee") of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant will have provided or will provide from sources other than the Leased Aircraft Notes a portion of the equipment cost of the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. Each Leased Aircraft will have been or will be leased by the related Owner Trustee to Delta pursuant to a separate lease agreement (each such lease agreement, a "Lease"). The Owned Aircraft Notes will be issued under separate trust indentures (the "Owned Aircraft Indentures" and, together with any Leased Aircraft Indentures, the "Indentures") between the applicable Loan Trustee and Delta.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges represents the number of times that fixed charges were covered by earnings. For purposes of computing the ratio of earnings to fixed charges, "earnings" represents net income plus the provision for income taxes (prior to any amortization of investment tax credit) and fixed charges, excluding capitalized interest and interest and interest offset on the Guaranteed Serial ESOP Notes. "Fixed charges" represents gross interest (which includes gross interest on the Guaranteed Serial ESOP Notes and capitalized interest) plus one-third of rentals (except for the nine months ended March 31, 1998 where one half of the rentals were added into "Fixed Charges"), which is considered representative of the interest factor.

                                   NINE MONTHS ENDED
      YEAR ENDED JUNE 30,              MARCH 31,
--------------------------------   -----------------
1993   1994   1995   1996   1997    1997      1998
----   ----   ----   ----   ----   -------   -------
(1 )    (1)   1.69   1.43   3.05    3.29      3.06

(1) Earnings for the fiscal years ended June 30, 1993 and 1994 were inadequate to cover fixed charges. Additional earnings of $728.0 million for the fiscal year ended June 30, 1993 and $707.0 million for the fiscal year ended June 30, 1994 would have been necessary to bring the ratio to 1.0 in the respective periods.

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering of Certificates, one or more separate Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into between Delta and the Trustee. The statements made under this caption are summaries and reference is made to the detailed provisions of the Basic Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries relate to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. The Prospectus Supplement that accompanies this Prospectus contains a glossary of the material terms used with respect to the specific series of Certificates being offered thereby. The Trust Supplement relating to each series of Certificates and the forms of the related Note Purchase Agreement, Indenture, Lease, trust agreement, participation agreement, intercreditor agreement and liquidity facility arrangement, as applicable, will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by Delta with the SEC.

     The Certificates offered pursuant to this Prospectus will be limited to $1,583,881,000 aggregate public offering price.

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

     Each Certificate will represent a fractional undivided interest in the Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property (as defined below). The property of each Trust (the "Trust Property") will include (i) the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the Prospectus Supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes held in the related Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof except that one Certificate of each series may be issued in a different denomination. The Certificates do not represent an interest in or obligation of Delta, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Indenture (each Indenture the Equipment Notes of which are held in a Trust, a "Related Indenture"). Unless otherwise provided in a Prospectus Supplement, only Equipment Notes having the same priority of payment (the Equipment Notes of any such priority, a "Class") may be held in the same Trust.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the Prospectus Supplement for a series of Certificates.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates; (3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system;
(5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed or defeased in whole or in part, by Delta or, with respect to Leased Aircraft Notes, the Owner Trustee, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes issued with respect to the related Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft; (6) a description of the related Aircraft; (7) a description of the related Note Purchase Agreement and Related Indentures, including a description of the events of default under the Related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes; (8) if such Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and Participation Agreements, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Notes, and (c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of Delta to pay rent under the related Lease; (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes; (10) subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts; and (11) any other special terms pertaining to such Certificates.

BOOK-ENTRY REGISTRATION

  General

     If specified in the applicable Prospectus Supplement, the Certificates will be subject to the provisions described below and under the caption
"-- Definitive Certificates". Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of CEDE & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "-- Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

     Neither Delta nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Definitive Certificates

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Delta advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Delta is unable to locate a qualified successor, (ii) Delta, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

PAYMENTS AND DISTRIBUTIONS

     Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Equipment Notes to the Trustee are herein referred to as "Scheduled Payments", and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments to the Trustee are herein referred to as "Regular Distribution Dates"). See "Description of the Equipment Notes -- General". Subject to the effect of any cross-subordination provisions set forth in the Prospectus Supplement for a series of Certificates, each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in the Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter ("Special Payments"), received by the Trustee relating to one or more Aircraft will be distributed on the date determined as described in the applicable Prospectus Supplement (a "Special Distribution Date") except that, if specified in the applicable Prospectus Supplement, payments received by the Trustee following default in respect of the Equipment Notes on a Regular Distribution Date as a result of a drawing under any liquidity facility, as described in the applicable Prospectus Supplement (each, a "Liquidity Facility"), provided for the benefit of the specified Certificateholders shall be distributed on such Regular Distribution Date to such Certificateholders. The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any anticipated Special Distribution Date.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for the Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i) and (ii) below):

          (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

          (ii) the amount of such distribution allocable to interest; and

          (iii) the Pool Balance and the Pool Factor for such Trust.

     So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination provisions set forth in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers with respect to such Equipment Notes under the Related Indentures. The Basic Agreement and related Trust Supplement set forth (i) the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion, (ii) the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust and (iii) the percentage of Certificateholders required to direct the Trustee to take any such action. If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Trustee and specified in such Prospectus Supplement, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Prospectus Supplement will specify the events of default under the Basic Agreement (an "Event of Default") and the Related Indentures (an "Indenture Default"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes which are supported by a Liquidity Facility, the Indenture Defaults or Events of Default may include events of default under such Liquidity Facility. Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures; accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled. As described below under "-- Cross-Subordination Issues", a Prospectus Supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If such provisions are so provided, payments made pursuant to a Related Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust which holds the most senior Equipment Notes issued under all Related Indentures.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, with respect to any Certificates or Equipment Notes entitled to the benefits of a Liquidity Facility, a drawing under any such Liquidity Facility for the purpose of making a payment of interest as a result of the failure by Delta to have made a corresponding payment will not cure an Indenture Default or any Lease Default related to such failure by Delta.

     The Prospectus Supplement related to a series of Certificates will describe the circumstances under which the Trustee of the related Trust may vote some or all of the Equipment Notes held in such Trust. Such Prospectus Supplement also will set forth the percentage of Certificateholders of such Trust entitled to direct the Trustee to take any action with respect to such Equipment Notes. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under the applicable Indenture or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the Equipment Notes under such Indenture or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the Class of Equipment Notes held in such Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Certificates will specify whether and under what circumstances the Trustee may sell for cash to any person all or part of the Equipment Notes held in the related Trust. Any proceeds received by the Trustee upon any such sale shall be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust for the deposit of such Special Payments (the "Special Payments Account") and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta, any Owner Trustee, Owner Participant or the Trustee. Furthermore, unless otherwise specified in the applicable Prospectus Supplement, neither the Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults exist with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee may, under circumstances specified therein, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture, the price paid by such Owner Trustee to the Trustee of any Trust for the Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes in default held in a Trust, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be specified in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith shall be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The Prospectus Supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default with respect to such Trust and its consequences. The Prospectus Supplement for a series of Certificates also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under Related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any Related Indenture and thereby annul any direction given with respect thereto.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Delta will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving, successor or transferee corporation shall (a) be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, (b) be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assume all of the obligations of Delta contained in the Basic Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, with respect to the Leased Aircraft, the applicable Participation Agreements and Leases, and any other operative documents; and (ii) Delta shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting Delta and the Trustee of each Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Trust, including among other things (i) to provide for the formation of such Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Delta and the assumption by such corporation of Delta's obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Delta for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Delta, (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates, or to cure any ambiguity or correct any mistake or (without limitation of the foregoing), to give effect or provide for replacement liquidity facilities, if applicable to such Certificates, (v) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates may be listed or of any regulatory body, (vi) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, with certain exceptions, (vii) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee and (viii) to make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications shall only apply to Certificates issued thereafter; provided, in the case of clauses (i) through
(viii) above, that no such supplemental trust agreement shall adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

     The Basic Agreement also contains provisions permitting Delta and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust (and with the consent of any related Owner Trustee), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or supplemental agreements, with certain limited exceptions, (e) alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of such Trust or (f) adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes) or any Liquidity Facility.

CROSS-SUBORDINATION ISSUES

     The Equipment Notes issued under an Indenture may be held in more than one Trust and one Trust may hold Equipment Notes issued under more than one Related Indenture. Unless otherwise provided in a Prospectus Supplement, only Equipment Notes of the same Class may be held in the same Trust. In such event, payments made on account of a subordinate class of Certificates issued under a Prospectus Supplement may, under circumstances described in such Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust which holds senior Equipment Notes issued under any Related Indentures. The Prospectus Supplement related to an issuance of Certificates will describe any such "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to (i) grant waivers of defaults under any Related Indenture, (ii) consent to the amendment or modification of any Related Indenture or (iii) direct the exercise of remedial actions under any Related Indenture. Payments made on account of Certificates may also be subordinated to the rights of the provider of any related Liquidity Facility, as described below.

TERMINATION OF THE TRUSTS

     The obligations of Delta and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement pending the purchase of the Equipment Notes not so purchased. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, such proceeds will be returned to the holders of such Certificates.

LIQUIDITY FACILITY

     The related Prospectus Supplement may provide that distributions made by the Trustee with respect to the related Certificates will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of such Liquidity Facility will have a senior claim upon the assets of the related Trust. See "Description of the Equipment Notes -- Liquidity Facility".

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Certificates, the Trustee for each series of Certificates will be The Bank of New York. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Delta and, with respect to the Leased Aircraft, with any Owner Trustee with the same rights it would have if it were not the Trustee.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event Delta will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Delta may remove such Trustee, or any Certificateholder of such Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Trusts could have different successor trustees in the event of such a resignation or removal.

     The Basic Agreement provides that Delta will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries and reference is made to the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture.

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

     Equipment Notes will be issued under Indentures either (a) between the related Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft, and the related Loan Trustee, or
(b) between Delta and the related Loan Trustee. The Equipment Notes issued pursuant to clause (a) of the preceding sentence will be nonrecourse obligations of the applicable Owner Trust. Each Equipment Note will be authenticated under an Indenture by the Loan Trustee. All Equipment Notes issued under the same Indenture will relate to, and be secured by, one or more Aircraft identified and described in the related Prospectus Supplement and which, in the case of Equipment Notes issued as described in such clause (a), are leased to Delta pursuant to a Lease between the Owner Trustee under the applicable Owner Trust and Delta or, in the case of Equipment Notes issued as described in clause
(b), owned by Delta.

     With respect to each Leased Aircraft, the related Owner Trustee has acquired or will acquire such Aircraft, will grant a security interest in such Aircraft to the related Loan Trustee as security for the payments of the related Leased Aircraft Notes, and has leased or will lease such Aircraft to Delta pursuant to the related Lease which has been or will be assigned to the related Loan Trustee. Pursuant to each such Lease, Delta will be obligated to make or cause to be made rental and other payments to the related Loan Trustee on behalf of the related Owner Trustee.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution for such Trust. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Equipment Notes.

SECURITY

     The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Aircraft, including the right to receive payments of rent thereunder, and (ii) a mortgage granted to such Loan Trustee in such Aircraft, subject to the rights of Delta under such Lease or Leases. Under the terms of each Lease, Delta's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease". Accordingly, Delta will be obligated, among other things and at its expense, to cause each Leased Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft. With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by Delta for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by Delta pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing.

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of Delta's right, title and interest in and to the Owned Aircraft specified in the related Owned Aircraft Indenture. Under the terms of each Owned Aircraft Indenture, Delta will be obligated, among other things and at its expense, to cause each Owned Aircraft to be duly registered, to pay all costs of operating such Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     Delta will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, with respect to each Aircraft under the Transportation Code. Such recordation of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions; the Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that such security will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. Delta will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by Delta or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, the Lease related thereto. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, prior to the distribution thereof, will be invested and reinvested by such Loan Trustee. Such investment and reinvestment will be at the direction of Delta (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture or an incipient payment default or incipient bankruptcy default), in certain investments described in the applicable Indenture. The net amount of any loss resulting from any such investments will be paid by Delta.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) or (d) any power of the bankruptcy court to enjoin a repossession. Such Section 1110 relief would not be available, however, if the following two conditions are satisfied: (1) within 60 days after the date of the order for relief under the U.S. Bankruptcy Code (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date, and (2) all defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, or from any failure of the debtor to pay penalty rates based on a failure to perform non-monetary obligations) are cured before the later of the expiration of such 60-day period and the date that is 30 days after the date of such default. Accordingly, the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of default would not be exercisable for 60 days following the date of the order for relief (unless specifically permitted by the bankruptcy court). Furthermore, if the conditions specified above are satisfied within the applicable period, it is unclear whether Section 1110 affords any relief at all with respect to the exercise of such rights based on an event of default occurring after such period.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo. The provisions of Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994. In the event that the applicable Aircraft has been first placed into service on or prior to such date, a description of such limitations shall be set forth in the related Prospectus Supplement.

     In connection with any issuance of Certificates under this Prospectus and the applicable Prospectus Supplement, unless otherwise described in the applicable Prospectus Supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Delta provide its opinion to such Trustee that (i) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Loan Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the applicable Indenture, will be entitled to the benefits of
Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (ii) if such Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case so long as Delta continues to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Such opinion will not address the possible replacement of an Aircraft after an Event of Loss (as defined in the Indenture) in the future.

RANKING OF EQUIPMENT NOTES

     Some of the Equipment Notes related to one or more Aircraft, as described in the related Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Notes related to the same Aircraft. The terms of such subordination, if any, will be described in the related Prospectus Supplement.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to Delta for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments under each such Lease will be payable by Delta and will be assigned by the related Owner Trustee under the applicable Indenture to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will rent payments by Delta be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. Delta's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of Delta.

     With respect to the Leased Aircraft Notes, except in certain circumstances involving Delta's purchase of a Leased Aircraft and the assumption by Delta of certain obligations relating thereto, including the obligation to make payments in respect of the related Leased Aircraft Notes, the Leased Aircraft Notes will not be obligations of, or guaranteed by, Delta. With respect to the Leased Aircraft Notes, none of the Owner Trustees, the Owner Participants or the Loan Trustees shall be personally liable to any holder of such Leased Aircraft Notes for amounts payable under such Leased Aircraft Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Loan Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Leased

Aircraft Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from (i) the assets subject to the lien of the applicable Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including rent payable by Delta under the related Lease) or (ii) if so provided in the related Prospectus Supplement, the applicable Liquidity Facility. With respect to the Leased Aircraft Notes, except as otherwise provided in the applicable Indenture, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any such Indenture or under such Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Leased Aircraft Indentures or under such Leased Aircraft Notes to the related Loan Trustee or to any holder of any such Leased Aircraft Note.

     Delta's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of Delta.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, each Indenture provides that the obligations of the related Loan Trustee and, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, Delta under the applicable Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, (a) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under such Indenture shall have occurred and be continuing on the date of such deposit and (b) Delta shall have delivered an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY DELTA

     Unless otherwise specified in the applicable Prospectus Supplement with respect to Leased Aircraft, upon the exercise by Delta of any purchase options it may have under the related Lease prior to the end of the term of such Lease, Delta may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will not be redeemed and will continue to be secured by such Aircraft. It is a condition to such assumption that, if such Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of such assumption substantially to the effect that the related Loan Trustee under such Indenture would, immediately following such assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft (including the engines related thereto), but such opinion need not be delivered to the extent that the benefits of such
Section 1110 are not available to the Loan Trustee with respect to such Aircraft or any engine related thereto immediately prior to such assumption.

LIQUIDITY FACILITY

     The related Prospectus Supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

INTERCREDITOR ISSUES

     Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. In such event, the related Prospectus Supplement will describe the priority of distributions among such Equipment Notes (and any Liquidity Facilities therefor), the ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Notes are Leased Aircraft Notes, the Lease related thereto) and certain other intercreditor terms and provisions.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable Prospectus Supplement, the following summary describes the principal U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of King & Spalding, special tax counsel to Delta ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary jurisdiction over the trust's administration and one or more United States persons have the authority to control all the substantial decisions of such trust ("U.S. Persons") and that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, traders in securities electing to mark to market, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. Dollar, nor does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering thereof. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences discussed below, and no assurances can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, each Trust will be classified as a grantor trust for U.S. federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, each U.S. Certificateholder's share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility with respect to unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. If Delta were to assume an Owner Trust's obligations under Leased Aircraft Notes, such assumption would be treated for federal income tax purposes as a taxable exchange of such Leased Aircraft Notes, resulting in recognition of gain or loss by the U.S. Certificateholder.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended (the "Code"). Certain fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility (if applicable), will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID and, if applicable, will describe the special U.S. federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include such OID in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the related Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, long-term capital gains generally are taxable at a lower rate than short-term capital gains.

FOREIGN CERTIFICATEHOLDERS

  Payment of Interest

     Generally, payments of interest on an Equipment Note to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will qualify for the "portfolio interest exemption" and therefore will not be subject to United States federal income tax or withholding, provided that such interest income is not effectively connected with a United States trade or business of the Non-U.S. Certificateholder and provided that (i) the Non-U.S. Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of stock of an Owner Participant or Delta entitled to vote, (ii) the Non-U.S. Certificateholder is not a controlled foreign corporation related to an Owner Participant or Delta actually or constructively through stock ownership, (iii) such Non-U.S. Certificateholder is not a bank receiving interest described in
Section 881(c)(3)(A) of the Code, and (iv) either (a) the Non-U.S. Certificateholder provides a Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes its name and address and certifies as to its non-United States status in compliance with applicable law and regulations or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the Equipment Note and certifies under penalties of perjury that such a Form W-8 (or a suitable substitute) has been received by it from the Non-U.S. Certificateholder or qualifying intermediary and furnishes the payor or its agent with a copy thereof.

     Recently issued Treasury Regulations (the "New Withholding Regulations") provide alternative methods for satisfying the certification requirements described in clause (iv) above. The New Withholding

Regulations generally are effective for payments after December 31, 1998, subject to certain transition rules. The IRS recently issued a notice announcing the intent of the Treasury Department and the IRS to amend the New Withholding Regulations so that they generally will not apply to payments made before January 1, 2000. See "-- Information Reporting and Backup Withholding" for a description of the New Withholding Regulations.

     If the interest on an Equipment Note is effectively connected with a United States trade or business of the Non-U.S. Certificateholder, such interest will be included in the income of such holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's regular method of accounting for United States federal income tax purposes, unless an applicable treaty provides otherwise. Under certain circumstances, effectively connected interest received by a corporate Non-U.S. Certificateholder may be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding if the holder delivers a properly executed IRS Form 4224 to the payor.

     Interest income of a Non-U.S. Certificateholder that is not effectively connected with a United States trade or business and that does not qualify for the portfolio interest exemption described above generally will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty).

     A Non-U.S.Certificateholder generally will not be subject to United States federal income tax or withholding on any gain realized on the sale, exchange, redemption, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note unless (1) the gain is effectively connected with a United States trade or business of the Non-U.S. Certificateholder, (2) in the case of a Non-U.S. Certificateholder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States or (3) the holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

  Information Reporting and Backup Withholding

     Except as provided below, this section describes rules applicable to payments made on or before the effective date of the New Withholding Regulations.

     In general, information reporting requirements and backup withholding will apply to payments on an Equipment Note (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, retirement or other disposition of an Equipment Note), unless the holder of the Equipment Note is a corporation or comes within certain exempt categories and, when required, demonstrates that fact. In addition, backup withholding at a rate of 31% may apply to such payments, unless the holder of the Equipment Note provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

     Information reporting requirements and backup withholding will not apply to payments on an Equipment Note to a Non-U.S. Certificateholder if the statement described under "--Payment of Interest" above is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a Certificate effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (iii) is a controlled foreign corporation as to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-

U.S. Certificateholder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Certificate provides the statement described under "-- Payment of Interest" above or otherwise establishes an exemption.

     Any amount withheld from a payment to a holder of an Equipment Note under the backup withholding rules is allowable as a credit against such holder's United States federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

     The New Withholding Regulations impose certain certification and documentation requirements on Non-U.S. Certificateholders claiming an exemption from withholding, information reporting and backup withholding on interest paid on the Equipment Notes and proceeds from the sale, exchange, redemption, retirement or other disposition of the Certificates. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements of current law; rather they unify current certification procedures and forms and clarify reliance standards. PROSPECTIVE PURCHASERS OF THE CERTIFICATES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT, IF ANY, OF THE NEW WITHHOLDING REGULATIONS ON THEIR PURCHASES, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may not be purchased by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Code and, therefore, may purchase the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Certificates, underwriters or agents may receive compensation from Delta or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from Delta and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Delta will be described, in the applicable Prospectus Supplement.

     Under agreements which may be entered into by Delta, underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by Delta against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, Delta will authorize underwriters or other persons acting as Delta's agents to solicit offers by certain institutions to purchase Certificates from Delta pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Delta. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Certificates is not at the time of delivery prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable Prospectus Supplement, Delta does not intend to apply for the listing of any series of Certificates on a national securities exchange. If the Certificates of any series are sold to or through underwriters, the underwriters may make a market in such Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any series.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, Delta in the ordinary course of business.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby will be passed upon for Delta by King & Spalding, Atlanta, Georgia, and for any agents, dealers or underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for postemployment benefits effective July 1, 1994 as discussed in Note 10 to the consolidated financial statements.

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
                 PROSPECTUS
Where You Can Find More Information...     2
The Company...........................     3
General Outline of Trust Structure....     3
Use of Proceeds.......................     3
Ratio of Earnings to Fixed Charges....     4
Description of the Certificates.......     4
Description of the Equipment Notes....    14
Certain United States Federal Income
  Tax Consequences....................    20
ERISA Considerations..................    23
Plan of Distribution..................    23
Validity of the Certificates..........    24
Experts...............................    24

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                 $1,583,881,000

                             DELTA AIR LINES, INC.

                           PASS THROUGH CERTIFICATES
                             ---------------------

                                   PROSPECTUS
                             ---------------------
                                            , 1998
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission filing fee...............  $442,500
Printing and engraving expenses.............................   120,000*
Trustee and agents' fees and expenses.......................    25,000*
Accountant's fees and expenses..............................    60,000*
Rating Agency fees..........................................    60,000*
Legal fees and expenses.....................................   150,000*
Miscellaneous...............................................    42,500*
                                                              --------
          Total.............................................  $900,000*

---------------

* Estimate.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighteenth of the Certificate of Incorporation of Delta (the "Certificate") provides that no director shall be personally liable to Delta or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Article Tenth of Delta's Certificate provides that Delta shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of Delta, or that, at the request of Delta, he is or was serving another corporation or enterprise in any capacity.

     Delta has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

     The Forms of Underwriting Agreements filed or to be filed as Exhibits 1(a) and 1(b) to the Registration Statement will provide for indemnification of Delta's directors and officers by the Underwriters against certain liabilities, including liabilities under the Securities Act.

ITEM 16.  LIST OF EXHIBITS

 EXHIBIT
REFERENCE
 NUMBER                              DOCUMENT DESCRIPTION
---------                            --------------------
1(a)         --  Form of Underwriting Agreement Standard Provisions relating to Pass Through Certificates.
1(b)         --  Form of Underwriting Agreement relating to Debt Securities.
4(a)         --  Form of Pass Through Trust Agreement to be entered into between Delta Air Lines, Inc. and the Pass Through Trustee relating to Pass Through Certificates.
4(b)         --  Form of Indenture, dated as of May 1, 1991, relating to the
                 Debt Securities. Incorporated by reference to Exhibit 4 to
                 Delta's Registration Statement on Form S-3 (Registration No.
                 33-40190).
5(a)         --  Opinion of King & Spalding, counsel for Delta, relating to
                 Debt Securities.
5(b)         --  Opinion of King & Spalding, counsel for Delta, relating to
                 Pass Through Certificates.
8            --  Tax Opinion of King & Spalding, counsel for Delta (included under the caption "Certain United States Federal Income Tax
                 Consequences" in the Prospectus relating to Pass Through
                 Certificates).
12(a)        --  Statement regarding computation of Ratio of Earnings to
                 Fixed Charges for the five fiscal years ended June 30, 1997.
                 Incorporated by reference to Exhibit 12 to Delta's Annual
                 Report on Form 10-K for the fiscal year ended June 30, 1997
                 (File No. 1-5424).
12(b)        --  Statement regarding computation of Ratio of Earnings to
                 Fixed Charges for the nine months ended March 31, 1997 and
                 March 31, 1998. Incorporated by reference to Exhibit 12 to
                 Delta's Quarterly Report on Form 10-Q for the quarter ended
                 March 31, 1998 (File No. 1-5424).
23(a)        --  Consent of King & Spalding, counsel for Delta (included in
                 Exhibits 5(a) and 5(b)).
23(b)        --  Consent of Arthur Andersen LLP, independent public
                 accountants.
24           --  Powers of Attorney.
25           --  Form T-1 Statement of Eligibility under the Trust Indenture
                 Act of 1939, as amended, of The Bank of New York, as Trustee for the Debt Securities and as Pass Through Trustee for the
                 Pass Through Certificates.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 7th day of July, 1998.

                                          DELTA AIR LINES, INC.

                                          By:     /s/ WARREN C. JENSON
                                             ----------------------------------
                                                     Warren C. Jenson,
                                                Executive Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on the 7th day of July, 1998.

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                 /s/ LEO F. MULLIN                   Director, President and Chief Executive Officer
---------------------------------------------------    (Principal Executive Officer)
                   Leo F. Mullin

                         *                           Director
---------------------------------------------------
                  Edwin L. Artzt

                         *                           Director
---------------------------------------------------
             Henry A. Biedenharn, III

                         *                           Director
---------------------------------------------------
                James L. Broadhead

                         *                           Director
---------------------------------------------------
                  Edward H. Budd

                         *                           Director
---------------------------------------------------
                R. Eugene Cartledge

                         *                           Director
---------------------------------------------------
                Mary Johnston Evans

                         *                           Director and Chairman of the Board of Directors
---------------------------------------------------
                 Gerald Grinstein

                         *                           Director
---------------------------------------------------
                  Jesse Hill, Jr.

                         *                           Director
---------------------------------------------------
                  Andrew J. Young

               /s/ WARREN C. JENSON                  Executive Vice President and Chief Financial
---------------------------------------------------    Officer (Principal Financial Officer and
                 Warren C. Jenson                      Principal Accounting Officer)

             *By: /s/ WARREN C. JENSON               Attorney-in-Fact
   --------------------------------------------
                 Warren C. Jenson